                                ESCROW AGREEMENT

     ESCROW AGREEMENT ("Agreement"), made the 19th day of February, 2004, by and between Jesse Sutton, Joseph Sutton, Adam Sutton and Morris Sutton, on behalf of
Sarah Sutton (collectively, the "Suttons"), Connectivcorp, a Delaware corporation (the "Company") and American Stock Transfer and Trust Company as
Escrow Agent (the "Escrow Agent").

                              W I T N E S S E T H:

     WHEREAS, the Suttons are the principal stockholders of the Company;

     WHEREAS, in order to assist the Company in its financing efforts, the
Suttons desire to provide a fund of escrowed property for any possible claims
("Claims") that might arise against Majesco Sales Inc. ("Majesco") or the
Company in connection with any issuance of securities by the Company or Majesco from October 1, 2003 through December 31, 2003, and any trading in the securities of the Company from October 1, 2003 through December 31, 2003;

     WHEREAS, the escrow fund shall consist of an aggregate of 1,000,000 shares of common stock, par value $0.001 per share of the Company ("Common Stock") to be contributed 250,000 shares each by each of the Suttons and together with any dividends, distributions and other property issued and delivered in respect thereof, and any income thereon or proceeds thereof (the "Escrowed Shares"), such shares to be held by the Escrow Agent (the "Escrow Account") and delivered to the Suttons or the Company in accordance with the terms and provisions of this Agreement; and

     WHEREAS, the Escrow Agent has consented to act as escrow agent upon the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual promises herein made and intending to be legally bound, the Suttons, the Company and the Escrow Agent hereby agree as follows:

     1.   Escrow

         (a) Appointment. The Suttons and the Company hereby appoint Escrow
Agent, and Escrow Agent hereby agrees to serve as escrow agent pursuant to the terms of this Agreement.

         (b) Establishment of the Escrow Fund. Promptly after the execution of this Agreement, the Suttons shall deliver to the Escrow Agent certificates, representing the Escrowed Shares.

         (c) Additional Shares. Any additional shares of Common Stock or other securities of the Company acquired by any of the Suttons by reason of a stock split, stock dividend or other recapitalization of the Escrowed Shares, or any securities which are issued in exchange for or in replacement of the Escrowed
Shares, shall likewise be deposited in the applicable Escrow Account with respect to which the additional shares were issued or the

dividend or distribution was made and become subject to this Agreement upon delivery of such additional shares to the Escrow Agent. The Escrow Agent shall have no duty to confirm whether or not any additional shares or other securities have been issued or to collect the same. Any cash dividends or cash distributions shall be paid to the Suttons promptly upon receipt by the Escrow
Agent as their interests appear.

     2. Operation of Escrow

         (a) Claim Period. To the extent provided herein, the Escrowed Shares shall be applied to the payment of Claims asserted against the Company during the five-year period commencing February 6, 2004 and ending on February 5, 2009
(the "Claim Period").

         (b) Escrow Period. The Escrowed Shares shall be held in the Escrow
Account until the earlier of (i) the time at which such Escrowed Shares are delivered to the Company pursuant to Section 4 of this Agreement, or (ii) the expiration of the Claim Period (the shorter of such periods being the "Escrow
Period" as to any relevant Escrowed Shares); provided, however, that if a Claim pursuant to Section 4(a) hereof is outstanding at the time when the Escrow
Period would otherwise expire as to any of the Escrowed Shares, the Escrow
Period shall be automatically extended as to such Escrowed Shares until such claim is finally resolved in accordance with the provisions of this Agreement.

         (c) Protection of Escrow Account. The Escrow Agent shall hold and safeguard the Escrow Account during the Escrow Period, shall treat such account as a trust account in accordance with the terms of this Agreement, and shall hold and dispose of the Escrow Account only in accordance with the terms hereof.

     3. Release from Escrow.

         (a) Release of Escrow Liability Shares. Subject to the proviso to
Section 2(b), upon written notice from the Company, the Escrow Agent shall return the Escrowed Shares to the Suttons, as their interests appear, on the expiration of the Claim Period. All released Escrowed Shares shall thereupon cease to be subject to this Agreement.

     4. Payment of Claims. (a) If the Company has agreed to settle a Claim(s) or is required to pay damages with respect to such Claim(s) or has incurred expenses in defending such Claim(s) and, in the Company's reasonable discretion, the amount thereof is in excess of the Company's financial ability to pay such
Claim(s) (taking into account any insurance proceeds or other sources available to the Company) at the time, then upon receipt of notice from the Company, which such notice shall contain a valuation of the Escrowed Shares determined in accordance with Section 4(b) below, the Escrow Agent shall deliver to the
Company Escrowed Shares, pro rata from each of the Suttons, with a then value as determined in accordance with 4(b) below (as stated in the Company's notice), necessary to make such payment.

         (b) Valuation of Stock Held in Escrow Account. For purposes of valuing any Escrowed Shares held in the Escrow Account, such Escrowed Shares shall be valued as follows:

The value per share on any date shall be deemed to be the average of the daily closing prices for the five (5) consecutive trading days immediately preceding the date in question. The closing price for each day shall be (i) if the principal market for the Common Stock is a national securities exchange or the
NASDAQ Stock Market, the closing sales price of the Common Stock as reported by such exchange or market system, or (ii) if the principal market for the Common
Stock is not a national securities exchange or the NASDAQ Stock Market, the highest closing bid price of the Common Stock as quoted in the OTC Bulletin
Board Service or other trading or reporting service as reported by a commercial vendor of market data or the highest closing bid price as determined by reviewing the bids of individual market makers displaying interest for the
Common Stock through such service, or (iii) if on any such date, the shares of
Common Stock are not listed or admitted to trading on any national securities exchange and is not quoted by the NASDAQ Stock market or any similar organization, the fair value of a share of Common Stock on such date, as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive absent manifest error, shall be used.

         (c) If Escrow Account Insufficient. In the event that at any time during the Escrow Period, the value of the Escrowed Shares held in the Escrow
Account are valued, as set forth in 4(b) above at less than $250,000, in the aggregate, for 30 consecutive trading days, then upon receipt of notice from the
Company, the Suttons shall deliver into escrow, pro-rata, an aggregate of another 1,000,000 shares of the Company's Common Stock (as adjusted for stock splits, stock dividends, and similar events occurring after the date hereof), which such additional shares shall be held by the Escrow Agent pursuant to the terms and conditions of this Agreement.

         (d) Fractional Shares. No fractional shares shall be issued or delivered pursuant to any provision of this Agreement. In making delivery of
Escrowed Shares from the Escrow Account, the Escrow Agent shall round any fractional share resulting from any calculation hereunder to the nearest whole share.

     5. Voting Rights; Distributions. The Suttons shall retain all voting rights with respect to the Escrowed Shares in accordance with their respective interests until and unless the Company agrees to settle any claim pursuant to
Section 4. The Escrow Agent shall promptly forward to the Suttons copies of all materials delivered to the Escrow Agent with respect to the Escrowed Shares.
Except as provided in this paragraph, the Suttons shall not pledge, hypothecate or otherwise use any Escrowed Shares as collateral in any transaction or write any puts, calls, options or other derivative securities using any Escrowed
Shares during the Escrow Period.

     6. Agreements With the Escrow Agent.

         (a) No Liability. Under no circumstances shall the Escrow Agent, its partners, stockholders, or employees, be liable to anyone for any act of the
Escrow Agent, its directors, officers and employees may take in its capacity as
Escrow Agent, or for the failure to take any action, or for any damage, loss or expenses suffered or incurred resulting therefrom or in acting hereunder.

         (b) Reimbursement. The Company and each of the Suttons jointly and severally agree to reimburse and indemnify the Escrow Agent for, and hold it harmless against, any loss, liability or expense, including, without limitation, reasonable attorneys' fees, arising out of, or in connection with the acceptance of, or the performance of, its duties and obligations under this Agreement.

         (c) Interest. Any interest earned on the Escrow Account shall be considered the currently reportable income of the Suttons for federal income tax purposes. The Escrow Agent annually shall file information returns with the
United States Internal Revenue Service and furnish payee statements to the
Suttons, documenting such interest payments, if any. The parties hereby agree to provide the Escrow Agent with a certified tax identification number by signing and returning a Form W-9 to the Escrow Agent prior to the date on which any cash is credited to such Escrow Account.

         (d) Legal Counsel. The Escrow Agent shall be entitled to employ such legal counsel (including counsel to the Company) and other experts as the Escrow
Agent may deem necessary to properly advise the Escrow Agent in connection with the Escrow Agent's obligations hereunder. The Escrow Agent shall be protected in any action taken or omitted in connection with the advice or opinion of such counsel and may pay such counsel reasonable fees and expenses therefor. Such fees and expenses shall be reimbursed to the Escrow Agent pursuant to Section
6(b) hereof.

         (e) Responsibilities. The Escrow Agent (i) shall have no duties or responsibilities except as expressly provided in this Agreement and shall neither be obligated to recognize nor have any liability or responsibility arising out of any other agreement to which the Escrow Agent is not a party even though reference thereto may be made in this Agreement; (ii) shall not be obligated to take any legal or other action hereunder which might in its judgment involve any expense or liability unless it shall have been furnished with acceptable indemnification; and (iii) may consult counsel satisfactory to it (including counsel to the Company), and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion of such counsel.

         (f) Identity. The Escrow Agent shall not be responsible for the identity, authority or rights of any person, firm or corporation executing or delivering or purporting to execute or deliver this Agreement or any document or security deposited hereunder or any endorsement thereon or assignment thereof.

         (g) Validity. The Escrow Agent shall not be responsible for the sufficiency, genuineness or validity of or title to any document or security deposited or to be deposited with it pursuant to this Agreement.

         (h) Reliance. The Escrow Agent may rely upon any instrument or writing believed by it to be genuine and sufficient and properly presented and shall not be liable or responsible for any action taken or omitted in accordance with the provisions thereof and shall

have no responsibility for determining the accuracy thereof.

         (i) No Agency. The Suttons and the Company acknowledge that the Escrow
Agent is acting solely as a stakeholder at their request and for their convenience. The Escrow Agent is not and shall not be deemed to be the agent of the Suttons or the Company.

     7. Fees and Expenses. The Escrow Agent shall be entitled to a fee of
$5,000.00 for the Escrow Agent services described herein, payable by the
Company. In addition, the Company agrees to reimburse the Escrow Agent for any reasonable expenses incurred in connection with this Agreement, including, but not limited to, reasonable counsel fees. The Escrow Agent confirms that no additional expenses shall be incurred absent extraordinary conditions.

     8. Resignation of Escrow Agent. The Escrow Agent shall have the right at any time to resign hereunder by giving written notice of its resignation to the parties hereto at least thirty (30) days prior to the date specified for such resignation to take effect. Prior to the effective date of the resignation as specified in such notice, the Suttons and the Company will jointly issue to the
Escrow Agent a written instruction authorizing redelivery of the Escrow Account to a bank or trust company that the Suttons and the Company select as successor to the Escrow Agent hereunder. Upon the effective date of such resignation, the
Escrow Account and all other property then held by the Escrow Agent hereunder shall be delivered by it to a successor escrow agent as shall be designated in writing by the other parties hereto. If no successor is appointed, the Escrow
Agent may apply to a court of competent jurisdiction for such appointment.

     9. Interpleader. In the event that the Escrow Agent shall at any time be confronted with the inconsistent claims or demands by the parties hereto, the
Escrow Agent shall have the right to interplead said parties in any court of competent jurisdiction and request that such court determine such respective rights of the parties with respect to the Escrow Agreement, and upon doing so, the Escrow Agent automatically shall be released from any obligations or liability as a consequence of any such claims or demands, except that the Escrow
Agent shall not be released from any liability for its gross negligence, bad faith or willful misconduct occurring during the time that it served as Escrow
Agent hereunder. It is understood and agreed that should any dispute arise with respect to the delivery, ownership, right of possession, and/or disposition of the Escrow Account, or should any claim be made upon such Escrow Account by a third party, the Escrow Agent upon receipt of written notice of such dispute or claim by the parties hereto or by a third party, is authorized and directed to retain in its possession without liability to anyone, all or any of said Escrow
Account until such dispute shall have been settled either by the mutual written agreement of the parties involved or by a final order, decree or judgment of a court in the United States of America, the time for perfection of an appeal of such order, decree or judgment having expired. The Escrow Agent may, but shall be under no duty whatsoever to, institute or defend any legal proceedings which relate to the Escrow Account.

     10. Successor Escrow Agent. Upon receipt of the Escrow Account and any other amounts or property held by the Escrow Agent pursuant to this Agreement, the successor Escrow Agent shall thereupon be bound by all of the provisions hereof and the term "Escrow Agent" as used herein shall mean such a successor
Escrow Agent.

     11. Accounting. In the event of the resignation or removal of the Escrow
Agent, upon the termination of this Agreement or upon demand under reasonable circumstances, the Escrow Agent shall render the Suttons, the Company and the successor Escrow Agent, if any, an account in writing of the property constituting the Escrow Account and all distributions therefrom.

     12. Miscellaneous.

         (a) Successors. This Agreement shall be binding upon and shall inure to the benefit of the parties herein and their respective heirs, legatees, personal representatives, executors, successors and assigns.

         (b) Integration, etc. This Agreement contains all of the terms agreed upon by the parties with respect to the subject matter hereof, and there are no representations or understandings between the parties except as provided herein and therein.

         (c) Amendments, Modifications. This Agreement may not be amended or modified without the prior written consent of the Suttons, the Company and the
Escrow Agent.

         (d) Notices. All notices, consents, waivers, directions, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (i) delivered by hand (with written confirmation of receipt); (ii) sent by facsimile (if sent during normal business hours, otherwise the next business day) (with written confirmation of receipt), provided that a copy is mailed by certified mail, return receipt requested; or
(iii) when received by the addressee, if sent by certified mail or a nationally recognized courier service, postage prepaid, in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

         If to the Suttons:    ConnectivCorp
                               160 Raritan Center Parkway
                               Edison, New Jersey 08867
                               Fax number: (732) 225 8408
                               Attention: Jesse Sutton

         If to the Company:
                               ConnectivCorp
                               160 Raritan Center Parkway
                               Edison, New Jersey 08867
                               Fax number: (732) 225 8408
                               Attention: Joseph Tuchinsky, Secretary, General
                               Counsel  and  Senior  Vice President-Business and
                               Legal Affairs

         If to the Escrow Agent:  American Stock Transfer and Trust Company
                                  59 Maiden Lane
                                  New York, NY 10038
                                  Attention: Herb Lemmer, General Counsel

         (e) Severability. In the event any covenant, condition or other provision of this Agreement is held to be invalid or unenforceable by a final judgment of a court of competent jurisdiction, then such covenant, condition or other provision shall be automatically terminated and performance thereof waived, and such invalidity or unenforceability shall in no way affect any of the other covenants, conditions or provisions hereof, and the parties hereto shall negotiate in good faith to agree to such amendments, modifications or supplements of or to this Agreement or such other appropriate actions as, to the maximum extent practicable, shall implement and give effect to the intentions of the parties as reflected herein.

         (f) No Waiver. No waiver of a breach of, or default under, any provision of this Agreement shall be deemed a waiver of such provision or of any subsequent breach or default of the same or similar nature or of any other provision or condition of this Agreement.

         (g) Applicable Law. This Agreement shall be governed by the laws of the
State of New York, without regard to principles of conflicts of law.

         (h) Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument, but all of such counterparts taken together shall be deemed to constitute one and the same instrument.

         (i) Reproduction of Documents. This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers, and modifications which may hereafter be executed, and (b) certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, optical disk, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

         (j) Termination. This Agreement shall terminate and the Escrow Agent shall cease to have any obligations hereunder on the date following the end of the Escrow Period or on such date on which the Escrow Agent is holding no assets to be distributed hereunder. The indemnity in Section 6(b) shall survive the termination of this Agreement.

         (k) Escrow Agent Conduct of Business. Nothing in this Agreement shall be deemed to impose upon the Escrow Agent any duty to qualify to do business or to act as fiduciary or otherwise in any jurisdiction other than the State of New
York.

                            [Signature page follows]

                   IN WITNESS WHEREOF, the parties hereto have executed this
Escrow Agreement as of the date first set forth above.

                            ---------------------------------
                                 Jesse Sutton

                            ---------------------------------
                                 Joseph Sutton

                            ---------------------------------
                                 Adam Sutton

                            ---------------------------------
                                 Morris Sutton, on behalf of Sarah Sutton

                            CONNECTIVCORP

                            By:
                                ---------------------------------
                            Name:
                            Title:

                            American Stock Transfer & Trust Company

                            By:
                                ---------------------------------
                            Name:
                            Title: